Exhibit 99.1

James M. Stipek (816) 360-4191 jstipek@polsinelli.com 700 West 47th Street, Suite 1000 Kansas City, MO 64112 (816) 753-1000 Fax: (816) 753-1536 www.polsinelli.com

August 22, 2011

Legal Department
Hulu, LLC
12312 W. Olympic Blvd.
Los Angeles, CA 90064

Dear Legal Department:

Polsinelli Shughart PC represents Single Touch Systems, Inc. (“Single Touch”) in intellectual property matters.  Single Touch owns issued patents and published applications directed to streaming and routing media, including U.S. Patent Nos. 7,054,949, 7,191,244, and 7,689,706 and U.S. Publication No. 2005/0262267 (to issue as U.S. Patent No. 8,015,307 on September 6, 2011), copies of which are attached.  Please contact me if you have any interest in the technology or intellectual property identified in the patents and published application.  My contact information is listed above.

Sincerely,

/s/ James M. Stipek

James M. Stipek

JMS:gc
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